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INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-34075 of United States Surgical Corporation on Form S-3 of our report dated January 21, 1997, appearing in the Annual Report on Form 10-K on page F-2 of United States Surgical Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.






DELOITTE & TOUCHE LLP
Stamford, Connecticut
September 22, 1997